Prospectus Supplement filed under Rule 424(b)(3)
                                       Registration No. 333-65905

                    Prospectus Supplement

      The Prospectus dated November 16, 1998, relating to the offering of 792,735 shares of Common Stock of The Interpublic Group of Companies, Inc., a form of which was filed with the Securities and Exchange Commission on November 16, 1998, is hereby supplemented to amend and include the following information in the "Selling Stockholders" table:


                                                    Number of Shares to
                      Number of                     be Beneficially Owned
                      Shares          Maximum       after Offering,
                      Beneficially    Number of     Assuming All Shares
Name of Selling       Owned Prior to  Shares to be  Offered are
Stockholder           the Offering    Offered       Distributed
---------------       --------------  ------------  ---------------------
Rolf H. Towe.......     82,077(1)        27,500            42,077

The Towe Family              0(1)        12,500                 0
Foundation, Inc. ..

---------------

(1) Subsequent to the commencement of the Offering, Rolf. H. Towe donated 12,500 of the 82,077 shares held by him prior to the Offering to The Towe Family Foundation, Inc.


      This Prospectus Supplement is dated November 25, 1998